POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Phoenix Opportunities Trust, hereby constitute and appoint George R. Aylward, Tracy L. Rich and Kevin J. Carr, or any of them as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Phoenix International Strategies Fund into Phoenix Foreign Opportunities Fund and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 21st day of July, 2008.

/s/ George R. Aylward	/s/ James M. Oates
George R. Aylward, Trustee	James M. Oates, Trustee

/s/ Dr. Leroy Keith, Jr.	/s/ Richard E. Segerson
Dr. Leroy Keith, Jr., Trustee	Richard E. Segerson, Trustee

/s/ Philip R. McLoughlin	/s/ Ferdinand L. J. Verdonck
Philip R. McLoughlin, Trustee	Ferdinand L. J. Verdonck, Trustee

/s/ Geraldine M. McNamara
Geraldine M. McNamara, Trustee

All signatures need not appear on the same copy of this Power of Attorney.